Exhibit 23.1



                        CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statements (Form S-8, No. 333-10017 and 333-58403) pertaining to the ACT Teleconferencing, Inc. Stock Option Plans of 1991 and 1996, of our report dated February 16, 1999, with respect to the consolidated financial statements of ACT Teleconferencing, Inc. included in the Annual Report (Form 10-KSB) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.



                                                   ERNST & YOUNG LLP


Denver, Colorado
March 29, 1999

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